                              BRE PROPERTIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE

PRIMARY EARNINGS PER SHARE


On June 8, 1993, the company called for redemption at par all of the 9 1/2% Convertible Subordinated Debentures due 2008. At July 31, 1992, $46,883,000 had been outstanding. Of that amount, $46,180,000 converted into shares of common stock at a price of $31 per share. The remaining $703,000 were redeemed in cash. These debentures were not common stock equivalents.


                                                              For the Year Ended July 31,
                                                              --------------------------

                                                             1994           1993           1992
                                                       ----------     ----------     ----------
Shares outstanding at beginning of year                10,912,399      7,920,041      7,912,048

Averaged for dates of issuance, grants,
  exercises or conversions:

  Public offering, 1,500,000 shares,
    March 29, 1993                                                       576,923

  Exercisable, in-the-money, stock options                 16,586         15,163          1,732

  Restricted shares granted, less forfeitures               2,562          1,530          2,030

  Shares issued on conversion of debentures                              259,856          4,275

  Exercise of stock options                                 1,118            695             61
                                                       ----------      ---------      ---------

Average shares outstanding                             10,932,665      8,774,208      7,920,146
                                                       ----------      ---------      ---------
                                                       ----------      ---------      ---------

Income before gain on sales of investments            $21,756,629    $16,613,020    $14,595,009
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

As computed                                                 $1.99          $1.89          $1.84
                                                             ----           ----           ----
                                                             ----           ----           ----

Net gain on sales of investments                         $548,334     $9,869,239     $5,696,606
                                                          -------      ---------      ---------
                                                          -------      ---------      ---------

As computed                                                  $.05          $1.13           $.72
                                                              ---           ----            ---
                                                              ---           ----            ---

Primary earnings per share amount                           $2.04          $3.02          $2.56
                                                             ----           ----           ----
                                                             ----           ----           ----


                                      -30-

                              BRE PROPERTIES, INC.

                  COMPUTATION OF EARNINGS PER SHARE (continued)



                                                              For the Year Ended July 31,
                                                              --------------------------

                                                             1994           1993           1992
                                                       ----------     ----------     ----------
FULLY DILUTED EARNINGS PER SHARE

Shares outstanding at end of year                      10,916,483     10,912,399      7,920,041

Exercisable, in-the-money, stock options                   16,586         15,163          1,732

Assumed conversion of 9 1/2% Debentures due 2008                                      1,512,354
                                                       ----------     ----------      ---------

                                 Total Shares          10,933,069     10,927,562      9,434,127
                                                       ----------     ----------      ---------
                                                       ----------     ----------      ---------

Income before gain on sales of investments            $21,756,629    $16,613,020    $14,595,009

Add interest on 9 1/2% Debentures due 2008                             3,472,991      4,498,237
                                                       ----------      ---------      ---------

                                                      $21,756,629    $20,086,011    $19,093,246
                                                       ----------     ----------     ----------
                                                       ----------     ----------     ----------

As computed                                                 $1.99          $1.84          $2.02
                                                             ----           ----           ----
                                                             ----           ----           ----

Net gain on sales of investments                         $548,334     $9,869,239     $5,696,606
                                                          -------      ---------      ---------
                                                          -------      ---------      ---------

As computed                                                  $.05           $.90           $.60
                                                              ---            ---            ---
                                                              ---            ---            ---

Fully diluted earnings per share - as computed              $2.04          $2.74          $2.62
                                                             ----           ----           ----
                                                             ----           ----           ----

Fully diluted earnings per share - as reported              $2.04          $2.74          $2.56
                                                             ----           ----           ----
                                                             ----           ----           ----


                                      -31-